EXHIBIT 23.6

Consent of Independent Registered Certified Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated June 16, 2004 relating to the combined financial statements of CIC Enterprises, Inc. and Affiliated Companies, which appears in First Advantage Corporation’s Report on Form 8-K/A filed on July 2, 2004. We also consent to the references to us under the heading “Experts” in this Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Tampa, Florida

December 17, 2004